UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 2, 2013
(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (e) On January 2, 2013, Steven Madden, Ltd. (the “Company”) entered into an employment agreement with Robert Schmertz, the Company’s Brand Director (the “Schmertz Employment Agreement”). The Schmertz Employment Agreement, the full text of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, replaces an employment agreement with Mr. Schmertz that expired by its terms on December 31, 2012. Pursuant to the Schmertz Employment Agreement, Mr. Schmertz will continue to serve as Brand Director of the Company for a term commencing on January 1, 2013 and expiring on December 31, 2014, unless sooner terminated in accordance with the Schmertz Employment Agreement. Mr. Schmertz will receive an annual salary of $725,000 and a monthly car allowance of $1,500 during the term of the Schmertz Employment Agreement. In addition, pursuant to the Schmertz Employment Agreement, on January 4, 2013, Mr. Schmertz received a grant of 16,667 shares of the Company’s common stock, $0.0001 per share, subject to certain restrictions (the “Restricted Common Stock”), issued under the Steven Madden, Ltd, 2006 Stock Incentive Plan, as amended. The Restricted Common Stock will vest in five substantially equal annual installments commencing on the first anniversary of the grant date, January 4, 2014. Additional compensation and bonuses, if any, are at the absolute discretion of the Company’s Board of Directors.

The Company may terminate the Schmertz Employment Agreement with or without Cause (as defined therein). In the event that the Company terminates the Schmertz Employment Agreement for Cause, Mr. Schmertz would be entitled to receive only his accrued and unpaid base salary through the date of termination. In the event that Mr. Schmertz’s employment is terminated by the Company without Cause, he would be entitled to receive payment of his annual salary, payable at regular payroll intervals, from the date of termination through the remainder of the term. In addition, if Mr. Schmertz’s employment is terminated by the Company without Cause during the period commencing 30 days prior to a Change of Control (as defined in the Schmertz Employment Agreement) and ending 180 days after a Change of Control, he would be entitled to receive an amount equal to the lesser of (i) three times the average amount of total compensation actually received by him during the preceding three calendar years and (ii) the maximum amount that is tax deductible to the Company under Section 280G of the Internal Revenue Code, such amount to be in lieu of and not in addition to any other payments to which he would be entitled in the event of the termination of his employment.

The foregoing description of the Schmertz Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Employment Agreement, dated January 2, 2013, between the Company and Robert Schmertz

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2013

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer